    As filed with the Securities and Exchange Commission on January 22, 2001
                                                    Registration No. 333-
--------------------------------------------------------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                             TUCKER ANTHONY SUTRO
            (Exact name of registrant as specified in its charter)

          Delaware                                            04-3335712
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)


                               One Beacon Street
                         Boston, Massachusetts  02108
                   (Address of Principal Executive Offices)

                                (617) 725-2000
             (Registrant's telephone number, including area code)

  Tucker Anthony Sutro Employee Stock Purchase Plan for the Employees of Hill
                             Thompson Magid, L.P.
                           (Full title of the plan)

                               John H. Goldsmith
                            Chief Executive Officer
                             Tucker Anthony Sutro
                               One Beacon Street
                         Boston, Massachusetts  02108
                                (617) 725-2000
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

         Kevin McKay, Esq.                              R. Scott Kilgore, Esq.
        Tucker Anthony Sutro                          Wilmer, Cutler & Pickering
      One World Financial Center                         2445 M Street, N.W.
          200 Liberty Street                           Washington, D.C. 20037
      New York, New York  10281                           (202) 663-6000
           (212) 225-8463

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
Title of           Amount to        Proposed Maximum    Proposed Maximum    Amount of
Securities            be            Offering Price      Aggregate          Registration
to be Registered   Registered (1)   Per Share           Offering Price        Fee (2)
---------------------------------------------------------------------------------------
Common Stock of    125,000 shares     $21.34375         $2,667,968.75       $667.00
Tucker Anthony
Sutro, par value
$0.01 per share
---------------------------------------------------------------------------------------

(1) An indeterminable number of shares of Common Stock, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) In accordance with Rule 457(h) and Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of 125,000 shares not yet subject to purchase under the ESPP using $21.34375, the average of the high and low prices reported on the New York Stock Exchange on January 19, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        Tucker Anthony Sutro (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        (b) All other reports filed pursuant to section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report covered in (a) above.

        (c) The description of the Common Stock of the Company, par value $0.01 per share ("Common Stock") contained in the Company's Registration Statement of Form 8-A filed on March 27, 1998, pursuant to section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

       Not applicable.

Item 5. Interests of Named Experts and Counsel

       Not applicable.

Item 6. Indemnification of Directors and Officers

       Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in this capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

       In addition, pursuant to its Articles of Organization and Bylaws, the Company must indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which the director or officer is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which the director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers and has entered into indemnification agreements with its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

        The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

Item 9.  Undertakings

       (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 22nd day of January, 2001.

                                   TUCKER ANTHONY SUTRO

                                   By: /s/ John H. Goldsmith
                                      ________________________________________
                                      Name:  John H. Goldsmith
                                      Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                          Date
             ---------                           -----                          ----
/s/ John H. Goldsmith
--------------------------------      Chairman, Chief Executive           January 22, 2001
John H. Goldsmith                     Officer and Director
                                      (Principal Executive
                                      Officer)

/s/ Kenneth S. Klipper
--------------------------------      Executive Vice President            January 22, 2001
Kenneth S. Klipper                    and Chief Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)

              *
--------------------------------      Director                            January 22, 2001
John F. Luikart

              *
--------------------------------      Director                            January 22, 2001
David P. Prokupek

              *
--------------------------------      Director                            January 22, 2001
Mark T. Whaley

              *
--------------------------------      Director                            January 22, 2001
Robert H. Yevich

              *
--------------------------------      Director                            January 22, 2001
C. Hunter Boll

              *
--------------------------------      Director                            January 22, 2001
Winston J. Churchill



              *
--------------------------------        Director                          January 22, 2001
Thomas M. Hagerty

              *
--------------------------------        Director                          January 22, 2001
David V. Harkins

              *
--------------------------------        Director                          January 22, 2001
Hugh R. Harris

              *
--------------------------------        Director                          January 22, 2001
Seth W. Lawry

*    By: /s/ John H. Goldsmith
        ______________________
         John H. Goldsmith
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

Exhibit        Description
Number
4              Tucker Anthony Sutro Employee Stock Purchase Plan for the
               Employees of Hill Thompson Magid, L.P.

5 Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1           Consent of Ernst & Young LLP

23.2           Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

24             Power of Attorney